Exhibit 1.01 Conflict Minerals Report This Conflict Minerals Report for the year ended December 31, 2025 is provided by JELD-WEN Holding, Inc. (the “Company” or “JELD-WEN”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). Under the Rule, we are required to make certain disclosures regarding our manufactured products that contain conflict minerals, provided those conflict minerals are necessary to the functionality or production of those products. As defined by the Rule and for purposes of this report, the conflict minerals are cassiterite, columbite-tantalite (coltan), wolframite, gold and their derivatives, which currently are limited to tin, tantalum and tungsten (collectively, the “conflict minerals” or “3TG”). Except as detailed below, based on our reasonable country of origin inquiry, the Company has no reason to believe that the 3TG in any of our products is funding armed conflict in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). However, it remains challenging for many companies and their suppliers (including us and our suppliers) to gather complete and reliable data. For that reason, we have not been able to rule out the possibility that some conflict minerals in our products may have originated in the Covered Countries and may not be from recycled or scrap sources. Consequently, we exercised due diligence on the origin and chain of custody of the 3TGs and we are providing this Conflict Minerals Report to describe our due diligence processes and procedures. References in this report to “we,” “us” or “our” refers to the Company and our subsidiaries, unless otherwise specified or unless the context otherwise requires. 1. Company Overview JELD-WEN is a leading global designer, manufacturer and distributor of high- performance interior and exterior doors, windows, and related building products serving the new construction and the repair and remodel sectors. We operate manufacturing and distribution facilities located primarily in North America and Europe.

A. Our Conflict Minerals Policy JELD-WEN supports the humanitarian goal of ending violent conflict in the Covered Countries and is committed to avoiding the use of conflict minerals in its products that either directly or indirectly contribute to the ongoing turmoil in the Covered Countries. JELD‐WEN does not directly purchase any conflict minerals, and we expect our suppliers to source any designated minerals from socially responsible sources. The Company’s Conflict Minerals Policy, which outlines the Company’s expectations and commitments, is publicly available at https://www.corporate.jeld-wen.com/~/media/Files/J/Jeld-Wen-Corp/about/Conflict-Mineral- Statement.pdf. B. Our Supply Chain and Due Diligence As a downstream company, JELD-WEN does not generally have a direct relationship with mines from which mineral ores are extracted, or with 3TG smelters and refiners or other upstream participants. There are multiple tiers between our direct suppliers and the 3TG smelter for a particular component, which makes it difficult for us to ascertain the ultimate source of 3TG that may be contained in products we manufacture. As a result, the Company must rely on its direct suppliers to work with their upstream suppliers to provide accurate information on the origin of any 3TG contained in the components and materials that we purchase. The Company’s supply chain is managed by a global procurement team that oversees local and regional sourcing and supplier arrangements. Our conflict minerals compliance process covers the supply chain for all of our applicable operations. We conduct an annual analysis of each of our products to identify those that might contain 3TG, including a review of our products’ bill of materials and consulting with procurement and engineering personnel, and we determined that the following product categories may include covered products: chemicals, glass, hardware, metals and components. From these product categories, we reviewed our supplier list for all manufacturing locations and excluded service providers, other non- manufacturing suppliers, as well as vendors with whom we spent less than $50,000 in 2025. Based on these criteria, we identified 317 in-scope direct suppliers of materials and components. We surveyed all in-scope direct suppliers identified through this process. For consistency, we sent the same conflict minerals letter to all identified suppliers globally, requesting that they provide information regarding 3TG and smelters using the Conflict Minerals Reporting Template (the “CMRT”), which was developed by the Electronic Industry Citizenship Coalition (the “EICC”) and the Global e-Sustainability Initiative (the “GeSI”). The EICC and GeSI are widely regarded as industry leaders in conflict minerals reporting. We instructed our suppliers in responding to our survey to designate on the CMRT any smelters used directly or indirectly. Through this process, 364 different smelters were identified by our suppliers. We reviewed these reported smelters against the list of smelters identified by the Responsible Minerals Initiative (“RMI”) as being conformant with the Responsible Minerals Assurance Process (“RMAP Conformant”). The RMAP Conformant list prepared by RMI consists of smelters and refiners (“SORs”) that have undergone a third-party audit of its company-level management processes for responsible mineral procurement. 2. Conflict Minerals Compliance Program A. Design of our Compliance Program Our conflict minerals compliance program has been designed to conform, in all material respects, with the framework described in The Organisation for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework. Our specific due diligence efforts are discussed in this Conflict Minerals Report. B. Company Management Systems (i) Our Policy and Supplier Code of Conduct JELD-WEN has a Conflict Minerals Policy, which is posted on our website. We also have a Supplier Code of Conduct (https://www.corporate.jeld-wen.com/~/media/Files/J/Jeld- Wen-Corp/working-with-suppliers/Supplier%20Code%20of%20Conduct%202025.pdf), which applies to all suppliers who provide services and goods to the Company or any of its subsidiaries. (ii) Our Team The Company has a cross-functional conflict minerals team to support our supply chain due diligence related to 3TG. Our conflict minerals team includes subject matter experts from relevant functions, including legal, compliance, finance, procurement and supply chain, engineering and information systems. This team meets on an as needed basis and engages with key stakeholders both internally and externally, collects and analyzes data and evaluates 3TG risks to establish the chain of custody and traceability of upstream suppliers, products and materials in the Company’s supply chain. Senior management is regularly briefed about the results of our compliance efforts and compliance updates are provided to the Audit Committee of our Board of Directors, as appropriate. (iii) Supplier Engagement Education, engagement and oversight regarding our policies and expectations are an essential component of our management systems and are overseen by the working group. Accordingly, we expect our suppliers to (i) source materials from socially responsible suppliers, (ii) work with us to determine the potential use of 3TG in our supply chain and (iii) conduct the necessary due diligence and provide us with proper verification of the source of materials used in their products. We send detailed communications to our in-scope direct suppliers of materials and components worldwide, outlining our expectations concerning supply chain due diligence and directing suppliers to utilize the CMRT to provide the requested information. Specifically, we send a letter to our global manufacturing suppliers, followed up with various communications and then we personally contact suppliers who have not responded or provided incomplete information. Finally, we provide a Company contact to answer any questions the suppliers may have regarding our conflict minerals compliance program. (iv) Grievance Mechanism We have established grievance mechanisms available to employees and suppliers to report violations of the law or Company policies, including our Conflict Minerals Policy. The Company has created the JELD-WEN Ethics Helpline, which provides employees and others a way to report concerns about potential violations. JELD-WEN’s Ethics Helpline is operated by a third-party to help ensure processing consistency and to protect anonymity. The Company encourages suppliers to report ethical concerns or policy violations as outlined in the JELD- WEN Supplier Code of Conduct.

(v) Maintenance of Records We retain relevant documentation we receive in connection with our conflict minerals compliance program and related due diligence, in compliance with the Company’s records retention program. C. Identify and Assess Conflict Mineral Risk in the Supply Chain To conduct our reasonable country of origin inquiry, we surveyed all in-scope direct suppliers of materials and components worldwide who were identified through our compliance process. Of the suppliers surveyed, we received responses from 76%. We relied on our in-scope direct suppliers to provide us with information about the source of 3TG contained in their materials or components. Our in-scope direct suppliers similarly relied upon information provided by their suppliers. Some of our in-scope direct suppliers provide company-wide responses in connection with conflict minerals due diligence requests from us and from their other customers, and consequently, their company-wide responses speak to all of their products and are not limited to products supplied only to JELD-WEN. In such instances, we receive sourcing data on certain materials and components that may not actually be supplied to us due to the comprehensive nature of the supplier’s company-wide response, and this resulted in a significant increase in the number of smelters and refineries identified. See Appendix A for a list of smelters and refiners identified through our due diligence process. Certain in-scope suppliers reported African Gold Refinery, which has been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. The Company has no direct business with this SOR. As part of our remediation process, we have initiated communications with the suppliers that submitted this SOR and have requested each supplier take steps to remove the SOR from their supply chain. Our conflict minerals working group sent to our in-scope direct suppliers a notification describing the Company’s conflict minerals compliance program, conflict mineral training documentation and the CMRT. Using the CMRT, the working group solicited information from those suppliers regarding the inclusion of 3TG in the products they supply to the Company. The working group then reviewed the supplier responses against certain criteria to determine which required further investigation. Where the supplier reported that a smelter may have sourced minerals from a Covered Country, we compared the list of smelters to the RMAP Conformant smelter list. All known smelters that were reported by our suppliers as sourcing from a Covered Country appear on the RMAP Conformant list. D. Design and Implement a Strategy to Respond to Identified Conflict Mineral Risks Based on the 3TG risks identified, the working group (i) analyzed and evaluated supplier responses against an established list of risk indicators to identify potential risks within the Company’s supply chain, (ii) re-evaluated the Company’s standard operating procedure to identify and act upon such risks, (iii) discussed the findings of our risk assessment with the procurement leadership and internal legal counsel and (iv) refined and updated the Company’s strategy to manage such risks. We continue to engage in regular on-going risk assessment through our annual conflict minerals survey of suppliers. E. Independent Third-Party Audit of Supply Chain Due Diligence In accordance with guidance issued by the U.S. Securities and Exchange Commission (the “SEC”), the Company is not required to submit an audit report of this Conflict Minerals Report prepared by an independent private sector auditor. F. Report on Supply Chain Due Diligence This Conflict Minerals Report is being filed with the SEC as an exhibit to our Specialized Disclosure Report on Form SD. This report also is available on our website at https://investors.jeld-wen.com/financials/sec-filings. 3. Continuous Improvement Efforts The Company expects to continue to refine and improve its conflict minerals due diligence process. To further mitigate the risk that any conflict minerals in our products finance or benefit armed groups, we intend to engage in continued supplier engagement to increase the number and quality of supplier responses. Further, if we become aware of a supplier who is not in compliance with our Conflict Minerals Policy, we plan to engage with the supplier for a remedy and, where necessary, find an alternative source of 3TG. We also expect to engage with relevant trade associations and industry initiatives to help improve supply chain diligence best practices consistent with OECD Guidance.

Cautionary Language on Forward-Looking Statements Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our expectations and assumptions to not be accurate. Important factors that could cause actual results to differ materially from these expectations include, among other things, the challenges associated with understanding our entire supply chain to reach the source of conflict minerals; changes in law, regulations and the implementation of such laws and regulations concerning conflict minerals; and evolving practices that may influence our future actions. For more information about these and other risks and uncertainties, see the “Risk Factors” section included in our Annual Report on Form 10-K and our other filings with the SEC. Forward-looking statements included in this filing speak only as of the date of this filing, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances except as required by law.

Appendix A Smelter or Refiner Name Gold 8853 S.p.A. ABC Refinery Pty Ltd. Abington Reldan Metals, LLC Advanced Chemical Company African Gold Refinery Agosi AG Aida Chemical Industries Co., Ltd. Al Etihad Gold Refinery DMCC Albino Mountinho Lda. Alexy Metals Allgemeine Gold-und Silberscheideanstalt A.G. Almalyk Mining and Metallurgical Complex (AMMC) AngloGold Ashanti Brazil AngloGold Ashanti Corrego do Sitio Mineracao Argor-Heraeus S.A. ASAHI METALFINE, Inc. Asahi Pretec Corp. Asahi Refining Canada Ltd. Asahi Refining USA Inc. Asaka Riken Co., Ltd. Atasay Kuyumculuk Sanayi Ve Ticaret A.S. Attero Recycling Pvt Ltd AU Traders and Refiners Augmont Enterprises Private Limited Aurubis AG Bangalore Refinery Bangko Sentral ng Pilipinas (Central Bank of the Philippines) Boliden Ronnskar C. Hafner GmbH + Co. KG Caridad CCR Refinery - Glencore Canada Corporation Cendres + M?taux SA Cendres + Metaux S.A. Cendres + Métaux S.A. CGR Metalloys Pvt Ltd. Chimet S.p.A. Chugai Mining Coimpa Industrial LTDA Daye Non-Ferrous Metals Mining Ltd. DEGUSSA Degussa Sonne / Mond Goldhandel GmbH Dijllah Gold Refinery FZC Do Sung Corporation Dongwu Gold Group

Dowa Dowa Kogyo k.k. Dowa Metalmine Co. Ltd Dowa Metals & Mining Co. Ltd DSC (Do Sung Corporation) Eco-System Recycling Co., Ltd. East Plant Eco-System Recycling Co., Ltd. North Plant Eco-System Recycling Co., Ltd. West Plant Elite Industech Co., Ltd. Emerald Jewel Industry India Limited (Unit 1) Emerald Jewel Industry India Limited (Unit 2) Emerald Jewel Industry India Limited (Unit 3) Emerald Jewel Industry India Limited (Unit 4) Emirates Gold DMCC Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS) Fidelity Printers and Refiners Ltd. Fujairah Gold FZC Fujhara Refinery Gasabo Gold Refinery Ltd GG Refinery Ltd. GGC Gujrat Gold Centre Pvt. Ltd. Gold by Gold Colombia Gold Coast Refinery Gold Refinery of Zijin Mining Group Co., Ltd. Great Wall Precious Metals Co,. LTD. Great Wall Precious Metals Co., Ltd. of CBPM Guangdong Gaoyao Co Guangdong Jinding Gold Limited Guoda Safina High-Tech Environmental Refinery Co., Ltd. Hangzhou Fuchunjiang Smelting Co., Ltd. HeeSung Metal Ltd. Heimerle + Meule GmbH Henan Zhongyuan Gold Refinery Co., Ltd. Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd. Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited Heraeus Germany GmbH Co. KG Heraeus Ltd. Hong Kong Heraeus Metals Hong Kong Ltd. Heraeus Precious Metals GmbH & Co. KG Hunan Chenzhou Mining Co., Ltd. Hunan Chenzhou Mining Group Co., Ltd. Hunan Chenzhou Mining Industry Co. Ltd. Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. Hunan Yu Teng Non-Ferrous Metals Co., Ltd. HwaSeong CJ CO., LTD. Impala Platinum - Platinum Metals Refinery (PMR) Impala Refineries – Platinum Metals Refinery (PMR) Industrial Refining Company Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. International Precious Metal Refiners

Ishifuku Metal Industry Co., Ltd. Istanbul Gold Refinery Italpreziosi JALAN & Company Japan Mint Jiangxi Copper Co., Ltd. JSC Ekaterinburg Non-Ferrous Metal Processing Plant JSC Novosibirsk Refinery JSC Uralelectromed JX Nippon Mining & Metals Co., Ltd. K.A. Rasmussen Kaloti Precious Metals Kazakhmys Smelting LLC Kazzinc Kennecott Utah Copper LLC KGHM Polska Miedz S.A. KGHM Polska Miedz Spolka Akcyjna KGHM Polska Miedź Spółka Akcyjna Kochi daiicihi Yamaminami plant Kojima Chemicals Co., Ltd. Kojima Kagaku Yakuhin Co., Ltd Kombinat Gorniczo Hutniczy Miedz Polska Miedz S.A. Korea Zinc Co., Ltd. Kundan Care Products Ltd. Kyrgyzaltyn JSC Kyshtym Copper-Electrolytic Plant ZAO L'azurde Company For Jewelry LinBao Gold Mining Lingbao Gold Co., Ltd. Lingbao Jinyuan Tonghui Refinery Co., Ltd. L'Orfebre S.A. LS MnM Inc. LT Metal Ltd. Luoyang Zijin Yinhui Gold Refinery Co., Ltd. Luoyang Zijin Yinhui Gold Smelting Luoyang Zijin Yinhui Metal Smelt Co Ltd Marsam Metals Materion Matsuda Sangyo Co., Ltd. MD Overseas MEM(Sumitomo Group) Metal Concentrators SA (Pty) Ltd. Metallix Refining Inc. Metallurgie Hoboken Overpelt Metalor Switzerland Metalor Technologies (Hong Kong) Ltd. Metalor Technologies (Singapore) Pte., Ltd. Metalor Technologies (Suzhou) Ltd. Metalor Technologies S.A. Metalor USA Refining Corporation Metalurgica Met-Mex Penoles S.A. De C.V.

Metalúrgica Met-Mex Peñoles S.A. De C.V. Met-Mex Penoles, S.A. Minera Titan del Peru SRL (MTP) - Belen Plant Minera Titán del Perú SRL (MTP) - Belen Plant Mitsubishi Materials Corporation Mitsui Kinzoku Co., Ltd. Mitsui Mining and Smelting Co., Ltd. MKS PAMP SA MMTC-PAMP India Pvt., Ltd. Modeltech Sdn Bhd Morris and Watson Moscow Special Alloys Processing Plant Nadir Metal Rafineri San. Ve Tic. A.S. Navoi Mining and Metallurgical Combinat NH Recytech Company Nihon Material Co., Ltd. NOBLE METAL SERVICES Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH Ohura Precious Metal Industry Co., Ltd. OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) OJSC Krastsvetmet OJSC Novosibirsk Refinery Pease & Curren Penglai Penggang Gold Industry Co., Ltd. Perth Mint Perth Mint (ANZ) Planta Recuperadora de Metales SpA Prioksky Plant of Non-Ferrous Metals Produits Artistiques de Métaux PT Aneka Tambang (Persero) Tbk PX Precinox S.A. PX Précinox S.A. QG Refining, LLC Rand Refinery (Pty) Ltd. Refinery LS-Nikko Copper Inc. Refinery of Seemine Gold Co., Ltd. Remondis Argentia B.V. REMONDIS PMR B.V. Royal Canadian Mint SAAMP Sabin Metal Corp. Safimet S.p.A SAFINA A.S. Saganoseki Smelter & Refinery Sai Refinery Sam Precious Metals SAM Precious Metals FZ-LLC Samdok Metal Samduck Precious Metals Samwon Metals Corp.

SD (Samdok) Metal SEMPSA Joyeria Plateria S.A. SEMPSA Joyería Platería S.A. Sempsa JP (Cookson Sempsa) Shan Dong Huangjin Shandong Gold Mine(Laizhou) Smelter Co., Ltd. Shandong Gold Smelting Co., Ltd. Shandong Guoda Gold Co., Ltd. shandong huangjin Shandong Humon Smelting Co., Ltd. Shandong middlings JinYe group Co., LTD Shandong Tarzan Bio-Gold Industry Co., Ltd. Shandong Tiancheng Biological Gold Industrial Co., Ltd. Shandong Zhaojin Gold & Silver Refinery Co., Ltd. Shangdong Gold (Laizhou) Shenzhen CuiLu Gold Co., Ltd. SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD. Shenzhen Zhonghenglong Real Industry Co., Ltd. Shirpur Gold Refinery Ltd. Shonan Plant Tanaka Kikinzoku Shyolkovsky Sichuan Tianze Precious Metals Co., Ltd. Singway Technology Co., Ltd. SMM SOE Shyolkovsky Factory of Secondary Precious Metals Solar Applied Materials Technology Corp. SOLAR CHEMICALAPPLIED MATERIALS TECHNOLOGY (KUN SHAN) Solartech Sovereign Metals State Research Institute Center for Physical Sciences and Technology Sudan Gold Refinery Sumitomo Kinzoku Kozan K.K. Sumitomo Metal Mining Co., Ltd. SungEel HiMetal Co., Ltd. SungEel HiTech Super Dragon Technology Co., Ltd. T.C.A S.p.A Takehara Refinery Tamano Smelter Tanaka Denshi Kogyo K.K Tanaka Electronics (Hong Kong) Pte. Ltd. TANAKA Electronics (Malaysia) SDN. BHD. Tanaka Electronics (Singapore) Pte. Ltd. Tanaka Kikinzoku International Tanaka Kikinzoku Kogyo K.K. Tanaka Precious Metals The Great Wall Gold and Silver Refinery of China The Perth Mint The Refinery of Shandong Gold Mining Co., Ltd. TITAN COMPANY LIMITED, JEWELLERY DIVISION

Tokuriki Honten Co., Ltd. Tongling Nonferrous Metals Group Co., Ltd. TongLing Nonferrous Metals Group Holdings Co., Ltd. Tony Goetz NV TOO Tau-Ken-Altyn Torecom Ubro-Union of Brazilian Refiners Umicore Precious Metals Refining Hoboken Umicore Precious Metals Thailand Umicore S.A. Business Unit Precious Metals Refining United Precious Metal Refining, Inc. Valcambi S.A. WEEEREFINING Western Australian Mint (T/a The Perth Mint) WIELAND Edelmetalle GmbH Williams Advanced Materials Xstrata Yamakin Co., Ltd. Yamamoto Precious Co., Ltd. Yamamoto Precious Metal Co., Ltd. Yamamoto Precision Metals Yantai NUS Safina tech environmental Refinery Co. Ltd. Yilida Resources Technology Co., Ltd. Yokohama Metal Co., Ltd. Yunnan Copper Industry Co., Ltd. Zhao Jin Mining Industry Co Ltd Zhao Yuan Gold Mine Zhao Yuan Gold Smelter of ZhongJin Zhao Yuan Jin Kuang Zhaojin Mining Industry Co., Ltd. zhaojinjinyinyelian Zhaoyuan Gold Group Zhongjin Gold Corporation Limited Zhongyuan Gold Smelter of Zhongjin Gold Corporation Zijin Kuang Ye Refinery Zijin Mining Industry Corporation Tantalum 5D Production OÜ AMG Brasil Conghua Tantalum and Niobium Smeltry D Block Metals, LLC F&X Electro-Materials Ltd. FIR Metals & Resource Ltd. Global Advanced Metals Aizu Global Advanced Metals Boyertown Guangdong Rising Rare Metals-EO Materials Ltd. Guangdong Zhiyuan New Material Co., Ltd. H.C. Starck Co., Ltd. H.C. Starck Inc. H.C. Starck Ltd. H.C. Starck Smelting GmbH & Co. KG

H.C. Starck Tantalum and Niobium GmbH Hengyang King Xing Lifeng New Materials Co., Ltd. Jiangxi Dinghai Tantalum & Niobium Co., Ltd. Jiangxi Sanshi Nonferrous Metals Co., Ltd Jiangxi Suns Nonferrous Materials Co. Ltd. Jiangxi Tuohong New Raw Material JiuJiang JinXin Nonferrous Metals Co., Ltd. Jiujiang Nonferrous Metals Smelting Company Limited Jiujiang Tanbre Co., Ltd. Jiujiang Zhongao Tantalum & Niobium Co., Ltd. KEMET Blue Metals KEMET de Mexico LSM Brasil S.A. Materion Newton Inc. Metallurgical Products India Pvt. Ltd. (MPIL) Metallurgical Products India Pvt., Ltd. Mineracao Taboca SA Mitsui Mining & Smelting Mitsui Mining and Smelting Co., Ltd. Molycorp Silmet A.S. Ningxia Non-Ferrous Metal Smeltery Ningxia Orient Tantalum Industry Co., Ltd. NPM Silmet AS PowerX Ltd. Resind Ind e Com Ltda. Resind Indústria e Comércio Ltda. RFH RFH Tantalum Smeltry Co., Ltd. RFH Yancheng Jinye New Material Technology Co., Ltd. Solikamsk Solikamsk Magnesium Works OAO Solikamsk Metal Works Taki Chemical Co., Ltd. Taki Chemicals TANIOBIS Co., Ltd. TANIOBIS GmbH TANIOBIS Japan Co., Ltd. TANIOBIS Smelting GmbH & Co. KG Telex Metals ULBA Ulba Metallurgical Plant JSC XIMEI RESOURCES (GUANGDONG) LIMITED Yancheng Jinye New Material Technology Co., Ltd. Yanling Jincheng Tantalum & Niobium Co., Ltd. Yanling Jincheng Tantalum Co., Ltd. Tin Alpha Assembly Solutions Inc An Vinh Joint Stock Mineral Processing Company Aurubis Beerse Aurubis Berango

Chengfeng Metals Co Pte Ltd Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. Chifeng Dajingzi Tin Industry Co., Ltd. China Tin (Hechi) China Tin Group Co., Ltd. China Tin Lai Ben Smelter Co., Ltd. China Yunnan Tin Co Ltd. Cookson Cookson (Alpha Metals Taiwan) Cookson Alpha Metals (Shenzhen) Co., Ltd. CRM Fundição De Metais E Comércio De Equipamentos Eletrônicos Do Brasil Ltda CRM Synergies CV Serumpun Sebalai CV Tiga Sekawan Dongguan Best Alloys Co., Ltd. Dongguan CiEXPO Environmental Engineering Co., Ltd. DongGuan DaLang BaoTai Solder Products Factory Dowa Dowa Metaltech Co., Ltd. Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company EM Vinto Empresa Metalúrgica Vinto Empressa Nacional de Fundiciones (ENAF) ENAF Estanho de Rondonia S.A. Estanho de Rondônia S.A. Fábrica Auricchio Fabrica Auricchio Industria e Comercio Ltda. Fenix Metals Funsur Smelter Gejiu City Datun Chengfeng Smelter Gejiu City Fuxiang Industry and Trade Co., Ltd. Gejiu Fuxiang Gongmao Co., Ltd. Gejiu Kai Meng Industry and Trade LLC Gejiu Non-Ferrous Metal Processing Co., Ltd. Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. Gejiu Zi-Li Gejiu Zili Mining And Metallurgy Co., Ltd. Global Advanced Metals Greenbushes Pty Ltd. Guang Xi Liu Xhou Guang Xi Liu Zhou Guangdong Hanhe Non-Ferrous Metal Co., Ltd. GuangXi China Tin Guangxi Hua Shu Dan CO., LTD. HuiChang Hill Tin Industry Co., Ltd. Hulterworth Smelter Ikuno Tin Smelter Jiangxi Nanshan Jiangxi New Nanshan Technology Ltd. Kai Union Industry and Trade Co., Ltd. (China) Kai Unita Trade Limited Liability Company

Kaimeng (Gejiu) Industry and Trade Co., Ltd. Kundur Smelter Liuzhhou China Tin Longnan Chuangyue Environmental Protection Technology Development Co., Ltd Luna Smelter, Ltd. Ma'anshan Weitai Tin Co., Ltd. Magnu's Minerais Metais e Ligas Ltda. Malaysia Smelting Corporation (MSC) Malaysia Smelting Corporation Berhad (Port Klang) Melt Metais e Ligas S.A. Mentok Smelter Metallic Materials Branch of Guangxi China Tin Group Co.,Ltd. Metallic Resources, Inc. Metallo Belgium N.V. Metallo Spain S.L.U. Mineracao Taboca S.A. Mineração Taboca S.A. Mineracao Taboca SA Mining and processing tin-tungsten ore Giang Son - VQB Co., Ltd. Mining Minerals Resources SARL Minsur Mitsubishi Materials Corporation Modeltech Sdn Bhd MSC Nankang Nanshan Tin Manufactory Co., Ltd. Nanshan Tin Co. Ltd. Nghe Tinh Non-Ferrous Metals Joint Stock Company Novosibirsk Processing Plant Ltd. Novosibirsk Tin Combine O.M. Manufacturing (Thailand) Co., Ltd. O.M. Manufacturing Philippines, Inc. OMSA Operaciones Metalurgicas S.A. Operaciones Metalúrgicas S.A. P Kay Metal, Inc Pongpipat Company Limited Precious Minerals and Smelting Limited PT Arsed Indonesia PT ATD Makmur Mandiri Jaya PT Bangka Prima Tin PT Cipta Persada Mulia PT Mitra Stania Prima PT Mitra Sukses Globalindo PT Premium Tin Indonesia PT Prima Timah Utama PT Putera Sarana Shakti (PT PSS) PT Rajehan Ariq PT Tambang Timah PT Timah Tbk Kundur PT Timah Tbk Mentok Resind Ind e Com Ltda.

Resind Industria e Comercio Ltda. Resind Indústria e Comércio Ltda. RIKAYAA GREENTECH PRIVATE LIMITED Rui Da Hung Smelting Branch of Yunnan Tin Company Ltd Super Ligas Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD. Thaisarco The Gejiu cloud new colored electrolytic Tin Products Manufacturing Co.LTD. of YTCL Tin Smelting Branch of Yunnan Tin Co., Ltd. Tin Technology & Refining Toboca/ Paranapenema Tuyen Quang Non-Ferrous Metals Joint Stock Company Unit Timah Kundur PT Tambang VQB Mineral and Trading Group JSC White Solder Metalurgia e Mineracao Ltda. White Solder Metalurgia e Mineração Ltda. White Solder Metalurgica Woodcross Smelting Company Limited XiHai - Liuzhou China Tin Group Co ltd YTCL Yunan Gejiu Yunxin Electrolyze Limited Yunnan Adventure Co., Ltd. Yunnan Chengfeng Yunnan Chengfeng Non-ferrous Metals Co., Ltd. YunNan Gejiu Yunxin Electrolyze Limited Yunnan Gejiu Zili Metallurgy Co. Ltd. Yunnan ride non-ferrous metal co., LTD Yunnan Tin Company Limited Yunnan Tin Company, Ltd. Yunnan wind Nonferrous Metals Co., Ltd. Yunnan Xi YE Yunnan Yunfan Non-ferrous Metals Co., Ltd. Yuntinic Resources YUNXIN colored electrolysis Company Limited Tungsten A.L.M.T. Corp. A.L.M.T. TUNGSTEN Corp. ACL Metais Eireli Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. Artek LLC Asia Tungsten Products Vietnam Ltd. China Molybdenum Co., Ltd. China Molybdenum Tungsten Co., Ltd. China MuYe Tungsten Co,. Ltd. Chongyi Zhangyuan Tungsten Co., Ltd. CNMC (Guangxi) PGMA Co., Ltd. Cronimet Brasil Ltda DONGKUK INDUSTRIES CO., LTD.

Fujian Xinlu Tungsten Fujian Xinlu Tungsten Co., Ltd. Ganzhou Jiangwu Ferrotungsten Co., Ltd. Ganzhou Seadragon W & Mo Co., Ltd. GEM Co., Ltd. Global Tungsten & Powders LLC GTP Guangdong Xianglu Tungsten Co., Ltd. H.C. Starck Smelting GmbH & Co. KG H.C. Starck Tungsten GmbH Han River Pelican State Alloy Co., Ltd. HANNAE FOR T Co., Ltd. Hubei Green Tungsten Co., Ltd. Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd. Hunan Chunchang Nonferrous Metals Co., Ltd. Hunan Jintai New Material Co., Ltd. Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch Hydrometallurg, JSC Japan New Metals Co., Ltd. Jiangwu H.C. Starck Tungsten Products Co., Ltd. Jiangxi Gan Bei Tungsten Co., Ltd. Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd. Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. Jiangxi Xinsheng Tungsten Industry Co., Ltd. Jiangxi Yaosheng Tungsten Co., Ltd. Jing Yuan Tungsten Technology Co., Ltd. Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd. JSC "Kirovgrad Hard Alloys Plant" Kenee Mining Corporation KENEE MINING VIETNAM COMPANY LIMITED Kennametal Fallon Kennametal Huntsville LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD Lianyou Metals Co., Ltd. Lianyou Resources Co., Ltd. LLC Vostok MALAMET SMELTING SDN. BHD. Malipo Haiyu Tungsten Co., Ltd. Masan High-Tech Materials Masan Tungsten Chemical LLC (MTC) Moliren Ltd. Nam Viet Cromit Joint Stock Company Nan Viet Ferrochrome Co., Ltd. Niagara Refining LLC NPP Tyazhmetprom LLC Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC OOO “Technolom” 1 OOO “Technolom” 2 Philippine Bonway Manufacturing Industrial Corporation Philippine Carreytech Metal Corp.

Philippine Chuangxin Industrial Co., Inc. S.P.T. spol.s r.o. Shinwon Tungsten (Fujian Shanghang) Co., Ltd. TANIOBIS Smelting GmbH & Co. KG Tungamoy Metals Inc. Tungsten Vietnam Joint Stock Company Unecha Refractory metals plant Wolfram Bergbau und Hütten AG Xiamen H.C. Xiamen Tungsten (H.C.) Co., Ltd. Xiamen Tungsten Co., Ltd. YUDU ANSHENG TUNGSTEN CO., LTD.